EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Annual Report on Form 10-K of HSW International, Inc. (the “Company”) for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Henry N. Adorno, Vice Chairman, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge on the date hereof:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Dated:             March 28, 2008

By:	/s/ Henry Adorno
Henry N. Adorno
Vice Chairman

This certification is being furnished solely for purposes of Section 906 of the Act, and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liability of that section.